Exhibit 99.1

Kuchera Defense Systems, Inc.

Financial Statements

June 30, 2009 and 2008

With Independent Auditors’ Report

Kuchera Defense Systems, Inc.

Table of Contents

June 30, 2009 and 2008

Independent Auditors’ Report

To the Stockholders,

Kuchera Defense Systems, Inc:

We have audited the accompanying balance sheets of Kuchera Defense Systems, Inc. (the “Company”) as of June 30, 2009 and 2008, and the related statements of operations, stockholders’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The Company and its owners and perhaps other officers and employees are subject to a criminal investigation being conducted by the Inspector General of the Department of Defense and the United States Attorney’s office in Pittsburgh, Pennsylvania (see Note 12).

In our opinion, the financial statements referred to in the first paragraph present fairly, in all material respects, the financial position of Kuchera Defense Systems, Inc. as of June 30, 2009 and 2008 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ WithumSmith+Brown, PC

February 26, 2010

New Brunswick, NJ

Kuchera Defense Systems, Inc.

Balance Sheets

June 30, 2009 and 2008

	2009	2008

Assets

Current assets
Cash	$735,064	$816,956
Accounts receivable, net of allowance for doubtful accounts of $93,610 and $-0- at 2009 and 2008, respectively	8,137,451	8,878,609
Due from related party	53,397	40,729
Inventory	16,922,534	10,687,824
Prepaid expenses	116,201	79,415
Prepaid taxes	683,381	298,799
Prepaid materials	5,593,584	—
Other current assets	21,423	3,026

Total current assets	32,263,035	20,805,358

Property and equipment, net	2,635,724	2,545,942

Intangible assets, net	4,083	11,083

Cash surrender value, officers’ life insurance	207,404	264,477

	$35,110,246	$23,626,860

Liabilities and Stockholders’ Equity

Current liabilities
Accounts payable	$1,795,748	$806,056
Accrued expenses	581,285	394,243
Line of credit	750,000	1,250,000
Loans from related party	—	250,000
Due to related party	985,774	2,370,812
Other current liabilities	22,000	22,000
Progress liquidation payable	14,188,022	1,892,892
Current maturities of capital leases	14,534	—

Total current liabilities	18,337,363	6,986,003

Capital leases, net of current maturities	26,949	—

Deferred income taxes	—	584,234

Stockholders’ equity
Common stock, $0.01 par value, 300,000 shares authorized, 60,000 shares issued and outstanding	500	500
Retained earnings	16,745,434	16,056,123

Total stockholders’ equity	16,745,934	16,056,623

	$35,110,246	$23,626,860

The Notes to Financial Statements are an integral part of these statements.

Kuchera Defense Systems, Inc.

Statements of Operations

Years Ended June 30, 2009 and 2008

	2009	2008

Sales, net	$48,383,865	$49,909,721

Cost of sales	37,224,973	38,323,471

Gross profit	11,158,892	11,586,250

Operating expenses	10,118,006	8,447,995

Income from operations	1,040,886	3,138,255

Other income (expense)
Interest income	27,892	143,268
Interest expense	(22,238)	(53,691)
Miscellaneous income, net	320,159	319,794

	325,813	409,371

Income before provision for income taxes	1,366,699	3,547,626

Provision for income taxes	677,388	1,609,983

Net income	$689,311	$1,937,643

The Notes to Financial Statements are an integral part of these statements.

Kuchera Defense Systems, Inc.

Statements of Stockholders’ Equity

Years Ended June 30, 2009 and 2008

				Total
	Common Stock		Retained	Stockholders’
	Shares	Amount	Earnings	Equity

July 1, 2007	60,000	$500	$14,118,480	$14,118,980

Net income	—	—	1,937,643	1,937,643

June 30, 2008	60,000	500	16,056,123	16,056,623

Net income	—	—	689,311	689,311

June 30, 2009	60,000	$500	$16,745,434	$16,745,934

The Notes to Financial Statements are an integral part of these statements.

Kuchera Defense Systems, Inc.

Statements of Cash Flows

Years Ended June 30, 2009 and 2008

	2009	2008
Cash flows from operating activities
Net income	$689,311	$1,937,643
Adjustments to reconcile net income to net cash provided (used) by operating activities
Depreciation and amortization	313,001	295,835
Bad debt expense	759,731	—
Deferred income taxes	(584,234)	(584,235)
Changes in operating assets and liabilities
Accounts receivable	(18,573)	(3,034,091)
Due from related party	(12,668)	74,166
Inventory	(6,234,710)	(32,251)
Prepaid expenses	(36,786)	(25,151)
Prepaid taxes	(384,582)	317,344
Prepaid materials	(5,593,584)	—
Other current assets	(18,397)	(2,408)
Accounts payable	989,692	(785,949)
Accrued expenses	187,042	125,538
Due to related party	(1,385,038)	1,880,829
Other current liabilities	—	22,000
Progress liquidation payable	12,295,130	(1,152,322)

Net cash provided (used) by operating activities	965,335	(963,052)

Cash flows from investing activities
Purchase of property and equipment	(351,859)	(730,709)
Decrease in cash surrender value of life insurance	57,073	22,390
Change in loans to related party	(250,000)	250,000

Net cash used by investing activities	(544,786)	(458,319)

Cash flows from financing activities
Repayment of obligations under capital lease	(2,441)	—
Change in line of credit, net	(500,000)	1,250,000

Net cash (used) provided by financing activities	(502,441)	1,250,000

Net change in cash	(81,892)	(171,371)

Cash
Beginning of year	816,956	988,327

End of year	$735,064	$816,956

Supplemental disclosures of noncash information
Equipment purchased with issuance of capital lease	$43,924	$—
Cash paid for:
Income taxes	$2,388,914	$1,020,000
Interest	$34,738	$41,191

The Notes to Financial Statements are an integral part of these statements.

Kuchera Defense Systems, Inc.

Notes to Financial Statements

June 30, 2009 and 2008

1.	Nature of Business

Kuchera Defense Systems, Inc. (the “Company”), founded in 1985 and headquartered in Windber, Pennsylvania, is an ISO-9001 certified electronic manufacturing service company providing cutting edge circuit card assembly technology, cable harness, electro-mechanical manufacturing, system integration, and engineering services. The Company’s customers include both military and commercial organizations located throughout the United States.

2.	Summary of Significant Accounting Policies

Revenue Recognition

The Company recognizes revenue when it is realized or realizable and earned. The Company considers revenue realized or realizable and earned when it has persuasive evidence of an arrangement, delivery has occurred, the sales price is fixed or determinable, and collectability is reasonably assured. Delivery does not occur until products have been shipped and risk of loss and ownership has transferred to the customer.

For some of the larger government contracts, the Company will bill upon meeting certain milestones. These milestones are established by the customer and are specific to each contract. Unearned revenue is recorded in a progress liquidation payable account. The Company recognizes revenue on the contracts when items are shipped.

Accounts Receivable and Collections

Accounts receivable are unsecured, uncollateralized customer obligations. Accounts receivable are stated at the amounts billed to the customer. Customer account balances are considered delinquent if they are not paid in accordance with the invoice or contract. Payments of accounts receivable are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoices.

The carrying amount of accounts receivable is reduced by an allowance for doubtful accounts that reflects management’s best estimate of the amounts that will not be collected. Management individually reviews all accounts receivable balances that are past due and based upon an assessment of current creditworthiness, estimates the portion, if any, of the balance that may not be collected.

Fair Value of Financial Instruments

The carrying amount of financial instruments including cash, accounts receivable, accounts payable, accrued expenses, and short-term debt approximate their fair values because of the relatively short maturity of these instruments.

Inventories

Inventories are stated at the lower of cost (average cost) or market and consist of raw materials and work in process inventory. For some of the Company’s government contracts, they are required to prepay for large purchase orders. These prepayments are included in prepaid materials.

Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization is provided under the straight-line method based upon the following estimated useful lives:

Description	Estimated Life (Years)

Trucks and autos	5
Computers and equipment	5-7
Furniture and fixtures	10
Land and leasehold improvements	Lesser of estimated life or term of lease

Kuchera Defense Systems, Inc.

Notes to Financial Statements

June 30, 2009 and 2008

Major replacements and improvements of property and equipment are capitalized. Minor replacements, repairs and maintenance are charged to expense as incurred. Upon retirement or sale, the cost of the assets disposed and the related accumulated depreciation are removed from the accounts and any resulting gain or loss is recorded in operations.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Income Taxes

Deferred income tax assets and liabilities are recognized for the differences between the financial and income tax reporting basis of assets and liabilities based on enacted tax rates and laws. The deferred income tax provision or benefit generally reflects the net change in deferred income tax assets and liabilities during the year. A valuation allowance is recorded when the expected recognition of a deferred tax asset is considered to be unlikely.

The Company’s accounting policy is to evaluate uncertain tax positions in accordance with the accounting pronouncement on accounting for contingencies.

Intangible Assets

License fees are amortized over 5 years.

Valuation of Long-Lived Assets

In accordance with the provisions of the accounting pronouncement on accounting for the impairment or disposal of long-lived assets, the Company reviews long-lived assets, including property and equipment, for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. Management has determined that no assessment was required for the periods presented in these financial statements.

Concentration of Risk

The U.S. Department of Defense (either directly or through subcontractors) accounts for substantially all of the Company’s revenue for the years ended June 30, 2009 and 2008. As of June 30, 2009, the Company had trade accounts receivable with three customers approximating 36, 36, and 16 percent, of the total accounts receivable. The Company had sales to three customers that accounted for 38, 24, and 17 percent, of total revenues for the year ended June 30, 2009. As of June 30, 2008, the Company had trade accounts receivable with three customers approximating 45, 14, and 11 percent, of the total accounts receivable. The Company had sales to three customers that accounted for 40, 24, and 21 percent, of total revenues for the year ended June 30, 2008. During the year ending June 30, 2009, the Company had purchases from two vendors who each accounted for 10 percent of total purchases. There were no such concentrations for the year ending June 30, 2008.

The Company, at times, maintains cash balances at financial institutions in excess of amounts insured by the Federal Deposit Insurance Corporation. Management monitors the soundness of these institutions and has not experienced any collection losses with these institutions.

Research and Development Costs

Research and development costs are expensed as incurred. During the years ended June 30, 2009 and 2008, the Company incurred $495,535 and $108,895, respectively, of research and development costs included in cost of sales.

Shipping and Handling Costs

The Company’s policy is to record shipping and handling costs as a component of cost of sales. Shipping and handling costs amounted to $144,208 and $192,809 for the years ended June 30, 2009 and 2008, respectively.

Kuchera Defense Systems, Inc.

Notes to Financial Statements

June 30, 2009 and 2008

Sales Tax

The Company’s policy is to record sales tax on the sale of its products as a liability, and does not include such amounts in revenue.

Advertising

The Company reports advertising expense as incurred. Total advertising expense for 2009 and 2008 was $50,639 and $61,105, respectively and is included in operating expenses.

3.	Inventories

Inventories consist of the following at June 30:

	2009	2008

Raw materials	$3,760,488	$3,554,155
Work-in-process	13,162,046	7,133,669

	$16,922,534	$10,687,824

4.	Property and Equipment

Property and equipment consists of the following at June 30:

	2009	2008

Trucks and autos	$82,180	$82,180
Computers and equipment	2,305,871	1,996,712
Furniture and fixtures	166,675	137,327
Land improvements	61,800	61,800
Leasehold improvements	1,564,546	1,510,233

	4,181,072	3,788,252
Less: Accumulated depreciation	1,545,348	1,242,310

Property and equipment, net	$2,635,724	$2,545,942

Depreciation expense included as a charge to income for the years ended June 30, 2009 and 2008 was $306,001 and $288,835, respectively.

5.	Intangible Assets

Intangible assets subject to amortization consist of the following at June 30:

	2009	2008

License fees	$35,000	$35,000
Less: Accumulated amortization	30,917	23,917

Intangible assets, net	$4,083	$11,083

Amortization expense for each of the years ended June 30, 2009 and 2008 amounted to $7,000.

Future amortization expense is estimated to be $4,083 for the year ended June 30, 2010.

Kuchera Defense Systems, Inc.

Notes to Financial Statements

June 30, 2009 and 2008

6.	Line of Credit – Bank

The Company had a line of credit with a bank that provides for interest at the prime rate, which was 3.25 percent and 7.25 percent at June 30, 2009 and 2008, respectively, with maximum borrowings of $5,000,000. The line was secured by the Company’s receivables, equipment and inventory and was guaranteed by certain stockholders of the Company as well as KII, Inc., a company related by common ownership. The Company’s borrowings ranged from $-0- to $1,250,000 during the years ended June 30, 2009 and 2008, respectively. The Company had outstanding borrowings of $750,000 and $1,250,000 at June 30, 2009 and 2008, respectively. The line expired on December 30, 2009 and was not renewed.

7.	Obligations Under Capital Lease

The Company is the lessee of equipment under a capital lease expiring in 2012. The asset and liability under the capital leases are initially recorded at the fair value of the asset. The assets are amortized over the lesser of their related lease terms or their estimated productive life.

Obligations under capital leases consist of the following at June 30, 2009:

2009

Equipment lease, effective interest rate of .79 percent per annum, payable in monthly installments of $1,234, final payment due May 2012, secured by the equipment.	$41,483
Less: Current maturities	14,534

Obligations under capital lease, net of current maturities	$26,949

The Company had no outstanding capital lease obligations at June 30, 2008.

A summary of property held under capital leases included in property and equipment is as follows at June 30, 2009:

2009

Equipment	$43,924
Less: Accumulated depreciation	366

Property held under capital lease, net	$43,558

Depreciation expense on property held under capital lease amounted to $366 for the year ended June 30, 2009.

Future minimum lease payments for the next five years ending June 30, are as follows:

Year	Amount

2010	$14,811
2011	14,811
2012	12,344

41,966
Less: Imputed Interest	483

$41,483

Kuchera Defense Systems, Inc.

Notes to Financial Statements

June 30, 2009 and 2008

8.	Income Taxes

The provision for income taxes includes the following for the years ended June 30:

	2009	2008

Current
Federal	$1,106,011	$1,660,115
State	155,611	534,103

Total current	1,261,622	2,194,218

Deferred
Federal	(584,234)	(584,235)

Total deferred	(584,234)	(584,235)

Total income tax expense	$677,388	$1,609,983

The provision for income taxes reflected in the statements of operations differs from the amounts computed at Federal statutory income tax rates. The principal difference is primarily due to certain nondeductible expenses.

Deferred income taxes consisted of the following at June 30:

Deferred tax liabilities	$—	$(584,234)

The approximate tax effect of each temporary difference giving rise to the deferred tax liabilities

The approximate tax effect of each temporary difference giving rise to the deferred tax asset and liability was as follows:

Section 481(a) adjustment	$—	$(584,234)

9.	Related Party Transactions

The Company, in the normal course of business, purchases and sells inventory with companies related by common ownership. As of June 30, 2009 and 2008 these related companies owed the Company $53,397 and $40,729, respectively, which is included in due from related party. The Company incurred sales to related companies of approximately $79,000 and $176,000 for the years ended June 30, 2009 and 2008, respectively. The Company incurred subcontracting expenses on behalf of related companies amounting to approximately $2,303,000 and $2,710,000 for the years ended June 30, 2009 and 2008, respectively. In addition, the Company had a loan from KII, Inc. (formerly Kuchera Industries, Inc.) which amounted to $250,000 as of June 30, 2008 which was included in loans from related party, and was repaid during the year ended June 30, 2009. The loan required interest at 6 percent on the unpaid principal balance and had no definitive repayment terms. Interest expense related to the loan amounted to $5,000 and $12,500 for the years ended June 30, 2009 and 2008, respectively. KII, Inc. is also a guarantor of the Company’s line of credit (see Note 6).

Kuchera Defense Systems, Inc.

Notes to Financial Statements

June 30, 2009 and 2008

The Company has various unsecured, short term payables to related companies which occur in the normal course of business. These payables amounted to $968,789 and $2,370,812 at June 30, 2009 and 2008, respectively, and are included in due to related parties. These payables have no definitive repayment terms.

During the years ended June 30, 2009 and 2008, the Company allocated operating expenses which amounted to $425,874 and $362,861. In addition, the Company was charged a support service fee from related companies which amounted to $336,000 and $345,000 for the years ended June 30, 2009 and 2008.

The Company has a sublease agreement with related companies to lease a portion of the building occupied (see Note 11). Total rental income received by the Company amounted to $264,000 for each of the years ended June 30, 2009 and 2008 and is included in other income (expense).

The Company leases an auto under an operating lease agreement with a limited partnership. The stockholders of the Company are members of a limited liability company which is the general partner of the limited partnership. Rental expense related to the lease amounted to $5,781 and $-0- for the years ended June 30, 2009 and 2008, respectively.

During the years ended June 30, 2009 and 2008, the Company paid $8,610 and $26,650, respectively, to an entity related by common ownership for expenses arising in the normal course of business.

During the years ended June 30, 2009 and 2008, the Company incurred sales of $517,373 and $-0- to an entity related by common ownership. The accounts receivable balance of $517,373 was written off to bad debt expense during the year ended June 30, 2009. The Company also paid $144,570 and $38,900, respectively, to the entity for expenses arising in the normal course of business.

The Company has an unsecured, short term payable to an entity related by common ownership for expenses arising in the normal course of business in the amount of $16,985 and $-0- at June 30, 2009 and 2008, respectively.

10.	Employee Benefit Plan

The Company has a 401(k) defined contribution plan (the “Plan”) which allows the Company to make discretionary matching contributions of up to 6 percent of the participant’s pre-tax annual compensation for all participating employees as specified by the Plan. During the years ended June 30, 2009 and 2008, the Company contributed $353,810 and $277,539, respectively to the Plan.

11.	Rental Income

The Company subleases the building under a lease agreement expiring in 2018 to related companies. Rental income amounted to $264,000 for each of the years ended June 30, 2009 and 2008, and is included in other income (expense).

Approximate minimum future rentals to be received on these leases for the years ending June 30, are as follows:

Year	Amount

2010	$264,000
2011	264,000
2012	264,000
2013	264,000
2014	264,000
Thereafter	1,320,000

$2,640,000

Kuchera Defense Systems, Inc.

Notes to Financial Statements

June 30, 2009 and 2008

12.	Commitments and Contingencies

Operating Leases

The Company leases buildings and equipment under various leases expiring in 2009 through 2018. The building leases provide for minimum annual rentals, real estate taxes and other costs. Rental expense for the years ended June 30, 2009 and 2008 amounted to $972,977 and $958,602, respectively, and is included in operating expenses.

Future minimum lease payments for the years ending June 30, are as follows:

Year	Amount

2010	$995,544
2011	992,397
2012	995,477
2013	896,102
2014	862,352
Thereafter	4,311,760

$9,053,632

Litigation

The Company is subject to legal proceedings and claims which arise in the ordinary course of business. Management does not believe that the outcome of any of such proceedings and claims of which it has knowledge will have a material adverse effect on the financial position, operating results or cash flows.

Criminal Investigation

The Company and its owners, President William Kuchera and Chief Financial Officer Ronald Kuchera (and perhaps others), are subject to a criminal investigation by the Office of Inspector General of the Department of Defense and the United States Attorney’s Office for the Western District of Pennsylvania (the “Government Investigation”). As part of the Government Investigation, the United States Attorney’s Office for the Western District of Pennsylvania has executed search warrants against the Company and President William Kuchera and Chief Financial Officer Ronald Kuchera, and certain other related companies. The Company and President William Kuchera and Chief Financial Officer Ronald Kuchera, and certain other related companies also have received subpoenas to appear before or produce documents for the federal Grand Jury. Additionally, the Company has been informed that the Criminal Investigation Division of the Internal Revenue Service is planning to interview the Company’s accountant in the near future. The Company assumes, but does not know for certain, that this interview is part of the Government Investigation. The Company is unaware of the entire nature or scope of the Government Investigation and, except as hereinafter provided, there have been no formal allegations or charges of either fraud or illegal acts committed by the Company their officers or any employees; provided, however, the Company believes or suspects that certain aspects of the Government Investigation may relate to matters that include the following:

(i)	Based on public filings involving the former officer of an unrelated company and discussions with the United States Attorney’s Office, the Company is aware that Richard Ianieri, the former president of Coherent Systems International “(Coherent”) agreed in court filings to admit that he took $200,000 in bribes from officials at a firm that Coherent hired as a subcontractor. The Company understands that the firm referred to in the Court filings is Kuchera Industries, Inc., a predecessor of Kuchera Industries, LLC.

Kuchera Defense Systems, Inc.

Notes to Financial Statements

June 30, 2009 and 2008

(ii)	The Company believes (a) the Government Investigation may include alleged violations of federal campaign finance law and/or (b) the Internal Revenue Service may be investigating the tax aspects of such certain payments to employees in connection with possible violation of federal campaign finance law.

(iii)	The Company believes that the Government Investigation includes an investigation into the validity of certain expenses claimed by the Company either on its tax returns or in its billings related to government contracts.

(iv)	On April 23, 2009, the Department of the Navy suspended Kuchera Defense Systems, Inc., Ronald Kuchera, and William Kuchera from new U.S. Government contracts or subcontracts based on allegations by the Defense Contract Audit Agency (“DCAA”) that Kuchera Defense Systems, Inc. had failed to comply with certain federal procurement regulations governing the allowability of costs that may be charged to U.S. Government contracts and subcontracts. The DCAA claimed that the charges constituted possible fraud. The rates for these contracts had not yet been finalized and the years at issue (FY 2004 forward) remained subject to adjustment by government auditors. On June 26, 2009, Kuchera Defense Systems, Inc., Ronald Kuchera, and William Kuchera submitted a comprehensive and detailed response to the DCAA allegations that examined and responded to each issue raised. Following that submission, the Department of the Navy promptly entered into negotiations with Kuchera Defense Systems, Inc. and Ronald Kuchera, and William Kuchera for an Administrative Agreement by which Kuchera Defense Systems, Inc. would adopt certain internal control and reporting procedures, a code of ethics, and conduct periodic training. An agreement was reached on August 13, 2009 and the April 23, 2009 suspension was lifted. However, DCAA did not respond to the detailed submission made by Kuchera Defense Systems, Inc. and Ronald Kuchera, and William Kuchera. The years for which the unallowable costs are asserted remain open. It is not known whether or what adjustments to those costs or what claims DCAA and/or the Navy may assert in the future with respect to these open years.

(v)	On December 22, 2009, the Department of the Navy suspended Kuchera Defense Systems, Inc. and William Kuchera and Ronald Kuchera from doing business with the United States Government. On January 11, 2010, as a result of the Navy suspension of Kuchera Defense Systems, Inc., the Navy informed Kuchera Defense Systems, Inc. that its Secret Facility Security Clearance was invalidated on January 8, 2010.

There may be other aspects of the Government Investigation of which the Company is unaware.

13.	Subsequent Events

The Company has evaluated subsequent events occurring after the balance sheet date through the date of February 26, 2010, which is the date the financial statements were available to be issued.

On January 20, 2010 three newly formed subsidiaries, API Systems, Inc. (“API Systems”), API Defense, Inc. (“API Defense”) and API Defense USA, Inc. (“API USA” and collectively with API Systems and API Defense, the “API Subsidiaries”) entered into an asset purchase agreement (the “Agreement”) with Kuchera Defense Systems, Inc. (“KDS”), KII, Inc. (“KII”) and Kuchera Industries, LLC (“K Industries” and collectively with KDS and KII, the “Kuchera Companies”) dated January 20, 2010 pursuant to which API and the API Subsidiaries purchased substantially all of the assets of the Kuchera Companies.

As a result of the asset purchase, on January 20, 2010, the Department of the Navy removed Kuchera Defense Systems, Inc., from the Excluded Parties List System (EPLS) and thus lifted the suspension. API Defense, Inc., and API Defense USA, Inc. are separate entities and are currently doing business with the United States Government.